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                                                        EXHIBIT 23.2

                    INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 6, 1998 on the financial statements included in the annual report on Form 10-K of Magainin Pharmaceuticals Inc. as of and for the year ended December 31, 1997.





Richard A. Eisner & Company, LLP

New York, New York
April 3, 1998